UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2019 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2019, Reva Medical, Inc. (the “Company”) entered into an executive employment agreement (the “Agreement”) with Leigh Elkolli, the Company’s newly appointed Chief Financial Officer, effective as of the date of her appointment.

The Agreement provides for an annual base salary of $225,000 with an annual performance cash bonus opportunity of up to 35% of her then current base salary.  The Agreement also provides that Ms. Elkolli will receive an option to purchase 50,000 shares of the Company’s common stock vesting monthly over four years with a one-year cliff.  The Agreement provides that, in the event Ms. Elkolli is terminated “without cause” or resigns for “good reason” (as each term is defined in the Agreement), she will be entitled to a cash severance payment equal to three months’ base salary.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, effective as of January 4, 2019, by and between the Company and Leigh Elkolli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: January 17, 2019	/s/ Regina E. Groves
Regina E. Groves
Chief Executive Officer